EXHIBIT 10.6


                                AMENDED AGREEMENT


         THIS AGREEMENT, made and entered into this 30th day of November, 2001, by and between WESBANCO BANK, INC., hereinafter referred to as "Bank" and JOHN
E. WAIT, hereinafter referred to as "Employee", and WESBANCO, INC., a West Virginia corporation, hereinafter referred to as "Wesbanco".

         WHEREAS, the parties heretofore executed a standby agreement dated February 22, 2001, providing for the employment of the Employee and the parties hereby desire to revoke such earlier Agreement and substitute this Agreement therefore which the parties agree would be effective upon the consummation of that certain merger by and between American Bancorporation and Wesbanco, and

         WHEREAS, the Bank wishes to assure itself of the Employee's full time employment and continuing services in an executive capacity.

         WITNESSETH   THAT:  In   consideration   of  the  mutual  promises  and
undertakings hereinafter set forth, the parties hereto agree as follows:

         1. OFFER OF EMPLOYMENT. The Bank agrees to, and hereby does, continue the employment of Employee at Bank in an executive capacity. In that capacity, Employee shall be answerable to the Board of Directors of the Bank and such other officers of Wesbanco, the parent company of the Bank, as the Board of Directors of Wesbanco shall direct. Employee shall perform such duties, compatible with his employment under the Agreement, as the Bank, and Wesbanco, from time to time may assign to him.

         2. COMPENSATION. As compensation for the performance of the services specified in Paragraph (1) and the observance of all of the provisions of this Agreement, the Bank agrees to pay Employee, and Employee agrees to accept, the following amounts and benefits during his term of employment:

             (A) Salary at a rate to be determined by the Board of Directors of the Bank, with notice to be given to employee in April of each calendar year, but in no event shall Employee's salary be less than $185,000.00 per year, plus any increases granted by the Board of Directors after the date hereof, and payable in equal biweekly installments; and

             (B) Such other miscellaneous benefits and perquisites as the Bank provides to its executive employees generally.

         3. ACCEPTANCE OF EMPLOYMENT. Employee accepts the employment provided for herein, at the salary set forth above, and agrees to devote his talents and best efforts to the diligent, faithful, and efficient discharge of the duties of his employment, and in furtherance of the operations and best interests of Bank, and observe and abide by all rules and regulations promulgated by Bank for the guidance and direction of its employees and the conduct of its business, operations, and activities.

         4. TERM OF AGREEMENT. The employment term provided for herein shall consist of a revolving period of three years, with the initial term beginning on the effective date of the merger of American Bancorporation and Wesbanco and ending on the third anniversary thereof. The term of this Agreement shall automatically be extended on each anniversary of the beginning date of the term hereof for an additional one year, thereby creating a new three year term, unless written notice of termination hereof is given by either party at least ninety (90) days


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

prior to the anniversary date of the beginning date of this Agreement. Any such notice of non-renewal shall not affect the continuation of the term of this Agreement existing at the time of such non-renewal.

         5. CONFIDENTIALITY. Employee agrees that such information concerning the business, affairs, and records of Bank as he may acquire in the course of, or as incident to, his employment hereunder, shall be regarded and treated as being of a confidential nature, and that he will not disclose any such information to any person, firm, or corporation, for his own benefit or to the detriment of Bank, during the term of his employment under this Agreement or at any time following the termination thereof.

         6. MISCELLANEOUS BENEFITS. This Agreement is not intended, and shall not be deemed to be in lieu of any rights, benefits, and privileges to which Employee may be entitled as an Employee of Bank under any retirement, pension, profit sharing, insurance, hospital, bonus, vacation, or other plan or plans which may now be in effect or which may hereafter be adopted by Bank, it being understood that Employee shall have the same rights and privileges to participate in such plans and benefits, as any other employee, during the period of his employment.

         7. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Bank's successors and assigns, including, without limitation, any company or corporation which may acquire substantially all of Bank's assets or business, or with, or into which Bank may be merged or otherwise consolidated.

         8. TERMINATION. The Employee's employment hereunder shall terminate upon the earliest to occur of any one of the following:


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
             (A) The expiration of the initial term of this Agreement, or any extended term of this Agreement by written notice of termination as provided in Paragraph (4) hereof; or

             (B) By the Bank for cause, after thirty (30) days written notice to Employee. Cause for purposes of this Agreement shall mean as follows:

                      (i) An act of dishonesty, willful disloyalty or fraud by the Employee that the Bank determines is detrimental to the best interests of the Bank; or


                      (ii) The Employee's continuing inattention to, neglect of, or inability to perform, the duties to be performed under this Agreement, or

                      (iii) Any   other  breach  of   the  Employee's  covenants
                  contained herein or of any of the other terms and provisions of this Agreement, or

                      (iv)  The  deliberate  and  intentional  engaging  by  the
                  Employee  in  gross   misconduct   which  is  materially   and
                  demonstrably injurious to the Bank.

             (C) Employee shall have the right to terminate this Agreement and his active employment hereunder at any time upon ninety (90) days written notice to the Bank.

             (D) Upon the death of Employee, this Agreement shall automatically terminate.


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

         9. EFFECT OF TERMINATION. In the event of a termination of this Agreement, Employee shall be paid the following severance benefits, payable promptly after the date of termination of his employment, in the following manner:

             (A) In the event that this Agreement is terminated by the death of Employee, this Agreement shall be deemed to have been terminated as of the date of such death except, however, that Bank shall pay to the surviving spouse of Employee, or in lieu thereof, to Employee's estate, an amount equal to six months of the base salary at his then current base rate, provided, however, that if such death occurs within six months of the normal retirement date as provided by the Bank's defined benefit pension plan, or after such normal retirement date, so that a pension distribution or benefit is payable to the surviving spouse of Employee, such payment shall be reduced to an amount equal to one month of the base salary at his then current base rate.

             (B) In the event that this Agreement is terminated by Employee and Bank by mutual agreement, then Bank shall pay such severance benefits, if any, as shall have been agreed upon by Bank and Employee.

             (C) In the event that Bank attempts to terminate this Agreement, other than for cause, death of Employee, or by mutual agreement with Employee, in addition to any other rights or remedies which Employee may have, Employee shall receive an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary Employee would have received had he continued to be employed pursuant


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

         to this Agreement throughout the end of the then existing term of employment hereunder.

             (D) In the event Bank terminates this Agreement for cause, no severance benefits shall be payable hereunder.

         10. ENTIRE UNDERSTANDING; AMENDMENT. This Agreement supersedes all previous agreements between Employee and Bank and contains the entire understanding and agreement between the parties with respect to the subject matter hereof, and cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement executed by both parties.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia.

         12. CERTAIN OBLIGATIONS OF WESBANCO. While the parties acknowledge that certain provisions of this Agreement may be unenforceable in some respects against the Bank, pursuant to applicable banking law, it is nonetheless the intention of the parties to create pursuant to this Agreement a valid employment for a definite term with specified benefits. As an inducement for Employee and Bank to enter into this Agreement whereby Employee would be employed by Bank for a definite term, Wesbanco hereby undertakes the independent, separate and unconditional obligation to Employee to pay all amounts which are or may become due to Employee under this Agreement as set forth herein, regardless of the status of the direct or indirect enforceability or validity of Bank's obligation to pay any or all such amounts as may be due hereunder to Employee; provided, however, that for purposes of this Paragraph 12, Wesbanco shall be obligated to the Employee for any bonuses or any increases in base salary in excess of the rate of $185,000.00 per annum only to the extent that it has consented to such


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

bonuses or increases. Wesbanco also acknowledges that it may or may not be entitled to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder for any payments Wesbanco may make to Employee; and Wesbanco hereby specifically waives any rights it may otherwise have to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder in the event that such payments as are made by Wesbanco would be unenforceable or invalid for any reason against Bank.

         13. MISCELLANEOUS. The invalidity or unenforceability of any term or provision of this Agreement as against any one or more parties hereto, shall not impair or effect the other provisions hereof or the enforceability of said term or provision against the other parties hereto, and notwithstanding any such invalidity or unenforceability, each term or provision hereof shall remain in full force and effect to the full extent consistent with law.

         IN WITNESS WHEREOF, Bank and Wesbanco have caused these presents to be signed and their corporate seals to be hereto affixed, and Employee has hereto affixed his signature and seal, at ______________, _______________, as of the day and year first above written.

                                           WESBANCO BANK, INC.


                                           By /s/ PAUL M. LIMBERT
                                              --------------------------------
                                                  Its Chairman


(SEAL)


ATTEST:

/s/ STEPHEN HANNIG
---------------------------
    SECRETARY



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

                                           /s/ JOHN E. WAIT            (SEAL)
                                           ----------------------------
                                           JOHN E. WAIT



                                           WESBANCO, INC.


                                           By /s/ PAUL M. LIMBERT
                                              --------------------------------
                                                  Its President


(SEAL)


ATTEST:

/s/ STEPHEN HANNIG
-----------------------------
    ASSISTANT SECRETARY













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